UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 18, 2015

QUINTILES TRANSNATIONAL HOLDINGS INC.

(Exact name of registrant as specified in its charter)

North Carolina	001-35907	27-1341991
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4820 Emperor Blvd. Durham, North Carolina	27703
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 998-2000

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 18, 2015, the Board of Directors (the “Board”) of Quintiles Transnational Holdings Inc. (the “Company”), on the recommendation of the Compensation and Talent Development Committee of the Board, approved the adoption of the Quintiles Transnational Corp. 401(k) Restoration Plan (the “Restoration Plan”), effective January 1, 2016. The Restoration Plan is an unfunded supplemental defined contribution plan. The Restoration Plan provides for Company contributions to eligible employees with respect to compensation above the limit provided under Section 401(a)(17) (the “Section 401(a)(17) Limit”) of the Internal Revenue Code (the “Code”).

An employee is eligible to participate in the Restoration Plan if, on the last day of the year, the following criteria are satisfied: (i) the employee is a highly-compensated employee or a member of a select group of management; (ii) the employee is eligible to participate in the Quintiles Transnational Corp. 401(k) Plan (the “401(k) Plan”); and (iii) the employee’s compensation exceeds the Section 401(a)(17) Limit for the applicable year. Each of the Company’s named executive officers will be a participant in the Restoration Plan.

The Restoration Plan provides each participant that portion of the Company’s annual employer contribution to the 401(k) Plan that cannot be provided generally as a result of the Section 401(a)(17) Limit. Each participant’s account will be credited annually with an amount equal to 4.5% of the participant’s compensation in excess of the Section 401(a)(17) Limit. Participant accounts will be credited or debited by an amount equal to the amount that would have been earned (or lost) had the account been invested in hypothetical investments designated by the participant from among the investment options specified under the 401(k) Plan. Participant accounts are subject to the same vesting as matching contributions under the 401(k) Plan. In addition, participant accounts will be fully vested upon a participant’s separation from service on account of death, disability, retirement or upon a change in control. Participant accounts will generally be paid to participants in a lump sum within 90 days following the date the participant separates from service.

The Restoration Plan is designed to comply with Section 409A of the Code; therefore plan benefits are not subject to federal (and most state) income taxes to executives, nor are they tax deductible by the Company, until the benefit is paid.

The foregoing description of the Restoration Plan does not purport to be complete and is qualified in its entirety by reference to the Restoration Plan, a copy of which is attached hereto and filed herewith as Exhibit 10.1 and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

See the Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2015	QUINTILES TRANSNATIONAL HOLDINGS INC.

	By:	/s/ James H. Erlinger III
James H. Erlinger III
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description of Document

10.1	Quintiles Transnational Corp. 401(k) Restoration Plan